UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2023

ZEROFOX HOLDINGS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-39722	98-1557361
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1834 S. Charles Street Baltimore, Maryland	21230
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (855) 936-9369

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	ZFOX	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	ZFOXW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 1, 2023, ZeroFox Holdings, Inc. (the “Company”) received a letter (the “Notice”) from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that, for the 30 consecutive business days prior to the date of the Notice, the closing bid price for the Company’s common stock, par value $0.0001 per share (“Common Stock”), was below the $1.00 per share requirement for continued listing on the Nasdaq Global Market under Nasdaq Listing Rule 5450(a)(1) (the “Bid Price Requirement”).

The Notice has no immediate effect on the listing or trading of the Company’s Common Stock on the Nasdaq Global Market which will continue to trade under the symbol “ZFOX”.

In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company will have 180 calendar days, or until April 29, 2024 (the “Compliance Date”), to regain compliance with the Bid Price Requirement. To regain compliance, the closing bid price of the Common Stock must meet or exceed $1.00 per share for a minimum of 10 consecutive business days on or prior to the Compliance Date, unless Nasdaq exercises its discretion to extend the 10-day period.

The Company intends to monitor the closing bid price of the Common Stock and consider available options, including a reverse stock split, to regain compliance with the Bid Price Requirement. If the Company is not in compliance with the Bid Price Requirement by the Compliance Date, the Company may qualify for a second 180 calendar day compliance period if it applies to transfer the listing of ZFOX to the Nasdaq Capital Market. To qualify, the Company would be required to meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for the Nasdaq Capital Market, and would need to provide written notice of the Company's intention to regain compliance with the Bid Price Requirement during the second compliance period.

If the Company does not qualify for a second 180-day compliance period or fails to regain compliance during the second compliance period, then Nasdaq will provide written notification to the Company that its Common Stock will be subject to delisting. At that time, the Company may appeal the Nasdaq’s delisting determination; however, there can be no assurance that such an appeal would be successful.

This Current Report on Form 8-K contains “forward-looking statements” related to future events. Forward-looking statements contain words such as “will,” “may” or “would.” Forward-looking statements are based on management’s current expectations, beliefs, assumptions and estimates. These statements are subject to significant risks, uncertainties and assumptions that are difficult to predict and could cause actual results to differ materially and adversely from those expressed or implied in the forward-looking statements, including risks and uncertainties regarding: statements regarding compliance with Nasdaq listing requirements; potentially transferring the listing to The Nasdaq Capital Market; the potential appeal of any future delisting determination; and the potential implementation of a reverse stock split. Forward-looking statements are also subject to the risk factors and cautionary language described from time to time in the reports the Company files with the U.S. Securities and Exchange Commission (the “SEC”), including those described under the “Risk Factors” section of our final prospectus filed with the SEC pursuant to Rule 424(b) under the Securities Act of 1933 on September 26, 2023, in connection with our Post-effective Amendment No. 1 to Form S-1 on Form S-3 Registration Statement, and in other filings with the SEC. These risks and uncertainties may cause actual future results to be materially different than those expressed in such forward-looking statements. The Company has no obligation to update or revise these forward-looking statements and does not undertake to do so.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

zerofox holdings, inc.
Date: November 6, 2023	By:	/s/ Timothy S. Bender
Name: Timothy S. Bender Title: Chief Financial Officer